EXHIBIT 10.2
                                                                    ------------



May 10, 2007
To: L-1 Identity Solutions, Inc.
177 Broad Street
Stamford
Connecticut 06901
Telephone No.:(203) 504 1100
Facsimile No.: (203) 504 1150


            RE: PREPAID FORWARD


      The purpose of this letter agreement is to confirm the terms and conditions of the forward share agreement entered into by and between L-1 Identity Solutions, Inc. (the "COMPANY") and Bear, Stearns International Limited ("BEAR STEARNS") on the Trade Date specified below (the "Transaction"). This letter agreement constitutes a "CONFIRMATION" as referred to in the ISDA Master Agreement specified below. This Confirmation shall replace any previous agreements and serve as the final documentation for this Transaction.

      The definitions and provisions contained in the 2002 ISDA Equity Derivatives Definitions (the "EQUITY DEFINITIONS"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"), are incorporated into this Confirmation. In the event of any inconsistency between the Equity Definitions and this Confirmation, this Confirmation shall govern. This Transaction constitutes a Share Forward Transaction for purposes of the Equity Definitions.

      Bear Stearns is not registered as a broker-dealer under the U.S. Securities Exchange Act of 1934, as amended. Bear, Stearns & Co. (the "DESIGNATED AGENT") has acted as the Company's agent in connection with this transaction. The Designated Agent has no obligation, by way of issuance, endorsement, guarantee or otherwise with respect to the performance of Bear Stearns under the Transaction, and each party agrees that it will look only to the other party for performance of such other party's obligations under this Transaction.

      Each party is hereby advised, and each such party acknowledges, that the other party has engaged in, or refrained from engaging in, substantial financial transactions and has taken other material actions in reliance upon the parties' entry into the Transaction to which this Confirmation relates on the terms and conditions set forth below.

1. This Confirmation evidences a complete and binding agreement between Bear Stearns and the Company as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the "AGREEMENT") as if Bear Stearns and the Company had executed an agreement in such form (but without any Schedule except for (i) the election of the laws of the State of New York as the governing law, (ii) the election of US Dollars ("USD") as the Termination Currency),
      (iii) the inclusion, from and after its date of delivery, of the guaranty of the obligations of Bear Stearns hereunder by The Bear Stearns Companies Inc. (the "PARENT") as a Credit Support Document with respect to Bear Stearns and the treatment of the Parent as a Credit Support Provider with respect to Bear Stearns, and (iv) a covenant by Bear Stearns to deliver


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      such guaranty promptly after the Trade Date. In the event of any inconsistency between provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates shall be governed by the Agreement.

2. Set forth below are the terms and conditions that shall govern the Transaction.


General Terms:

   Trade Date:               May 10,  2007

   Buyer:                    Company

   Seller:                   Bear Stearns

   Shares: The shares of common stock, par value $0.001 per share, of the Company

   Number of Shares:         3,490,400

   Forward Price:            USD 20

   Daily Number of Shares:   Initially, with respect to each Settlement Date,
                             the Number of Shares divided by 25, provided that if the Settlement Period is extended in the case of an Illiquidity Event, then the Daily Number of Shares with respect to each remaining Settlement
                             Date shall be equal to the quotient obtained by dividing (a) the Number of Shares minus the sum of the Daily Number of Shares for each Settlement
                             Date relating to a previously occurring Exchange
                             Business Day in the Settlement Period by (b) the number of Exchange Business Days remaining in the Settlement Period.

   Exchange:                 New York Stock Exchange

   Prepayment:               Applicable

   Prepayment Amount:        USD 69,808,000

   Prepayment Date:          Five (5) Exchange Business Days following the
                             Trade Date.

   Variable Obligation:      Inapplicable

Settlement Terms:

   Physical Settlement:      Applicable; provided that in lieu of amounts
                             otherwise deliverable or payable under Section
                             9.2(a)(iii) of the Equity Definitions, Bear Stearns will delivery to Company the Daily Number of Shares on each Settlement Date.


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   Settlement Date(s):       One Settlement Cycle following each of the 25
                             consecutive Exchange Business Days (other than Disrupted Days) beginning on the 28th Exchange Business Day immediately prior to May 21, 2012 (the "SETTLEMENT PERIOD") provided that upon the occurrence of an Illiquidity Event Seller, by prior written notice to the Company, may extend the Settlement Period, provided that in no cases shall the Settlement Period be greater than five Exchange Business Days longer than the original Settlement Period.

   Settlement Currency:      USD

   Illiquidity Event:        If, at any time and from time to time prior to the
                             final Exchange Business Day in the Settlement
                             Period, Bear Stearns determines in its
                             commercially reasonable discretion that in the light of the then-current average daily trading volume of Shares or such other factors as Bear
                             Stearns may deem relevant, it would be advisable or necessary to extend the Settlement Period.

Share Adjustments:

   Method of Adjustment:     Calculation Agent Adjustment

   Extraordinary Dividend:   Any dividend in excess of USD 0.00

   Excess Dividend Amount:   Ex Amount multiplied by the Number of Shares

   Dividend Period:          The period from but excluding the Trade Date to
                             and including the Settlement Date.

   Dividend Payment:         Notwithstanding anything to the contrary contained
                             in the Equity Definitions, Seller will pay to the Buyer any Excess Dividend Amount that is or will be paid during the Dividend Period on the date the related dividend is paid to holders of record of the Shares.

   Merger Events:            Alternative Obligation

   Tender Offer:             Not applicable

   Non-Reliance/Agreements
   and Acknowledgements
   Regarding Hedging
   Activities/Additional
   Acknowledgements:         Applicable

   Payment Instructions:     Bear Stearns:

                             Citibank, N.A., New York

                             ABA Number: 021-0000-89, for the account of



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                             Bear, Stearns Securities Corp.
                             Account Number: 0925-3186, for further credit to Bear, Stearns International Limited
                             Sub-account Number: 101-80048-10

3.    Calculation Agent. Bear, Stearns International Limited

4. Additional Mutual Representations, Warranties and Covenants. In addition to the representations and warranties in the Agreement, each party represents, warranties and covenants to the other party that;

      (a) Eligible Contract Participant. It is an "eligible contract participant", as defined in the U.S. Commodity Exchange Act (as amended), and is entering into this Transaction hereunder as principal and not for the benefit of any third party; and

      (b) Accredited Investor. Each party acknowledges that the offer and sale of this Transaction and the Shares to it is intended to be exempt from registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"). Accordingly, each party represents and warrants to the other that (i) it has the financial ability to bear the economic risk of its investment in each Transaction and is able to bear a total loss of its investment, (ii) it is an "accredited investor" as that term is defined under Regulation D under the Securities Act, (iii) it will purchase each Transaction for investment and not with a view to the distribution or resale thereof, and (iv) the disposition of each Transaction is restricted under this Confirmation, the Securities Act and state securities laws.

5.    Additional Representations, Warranties and Covenants.


(A) Each party represents and agrees that

      (a) in connection with this Transaction and all related or contemporaneous sales and purchases of Shares by either party, the Company, or in the case of Bear Stearns , the person(s) that directly influences the specific trading decisions of Bear Stearns, has complied and will comply with the applicable provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Rules 10b-5 and 13e and Regulation M under the Exchange Act; provided that each party shall be entitled to rely conclusively on any written information communicated by the other party concerning such other party's market activities; and

      (b) it is an "eligible contract participant" (as such term is defined in Section 1a(12) of the Commodity Exchange Act, as amended (the "CEA")).


(B) In addition to the representations, warranties and covenants in the Agreement and those contained herein, as of the Trade Date, the Company represents, warrants and covenants to Bear Stearns that:


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      (a)   the purchase or writing of the Transaction will not violate Rule
            13e-1 or Rule 13e-4 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), provided that no representation, warranty or covenant is made in this Section 5(B)(a) with respect to activities of Bear Stearns or any of its affiliates that are related to or are contemporaneous with the purchase and writing of the Transaction;

      (b) it is not entering into the Transaction on the basis of, and is not aware of, any material non-public information with respect to the Shares or in anticipation of, in connection with, or to facilitate, a distribution of its securities, a self tender offer or a third-party tender offer;

      (c) prior to the Trade Date, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the [ ]% Senior Convertible Notes due 2027 (the "CONVERTIBLE NOTES");

      (d) notwithstanding the generality of Section 13.1 of the Equity Definitions, it acknowledges that Bear Stearns is not making any representations or warranties with respect to the treatment of the Transaction under FASB Statements 133, as amended, or 150, EITF 00-19 (or any successor issue statements) or under FASB's Liabilities & Equity Project;

      (e) the Company shall report the Transaction as required under Regulation S-K and/or Regulation S-B under the Exchange Act, as applicable;

      (f) prior to the Trade Date, Company shall deliver to Bear Stearns a resolution of Company's board of directors authorizing the Transaction and such other certificate or certificates as Bear Stearns shall reasonably request;

      (g) on the Trade Date (A) the assets of Company at their fair valuation exceed the liabilities of Company, including contingent liabilities,
            (B) the capital of Company is adequate to conduct the business of Company and (C) Company has the ability to pay its debts and obligations as such debts mature and does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature;

      (h) the Company understands that no obligations of Bear Stearns to it hereunder will be entitled to the benefit of deposit insurance or SIPC and that such obligations will not be guaranteed by any affiliate of Bear or any governmental agency;

      (i) the Company shall, on any day on which the Company effects any repurchase of Shares, give Bear Stearns a written notice of such repurchase (a "REPURCHASE NOTICE") on such day, and, if such notice relates to material non-public information at the time, simultaneously publicly announce such information, if following such repurchase, the Notice Percentage as determined on such day is (i)


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            greater than 4.5% and (ii) greater by 0.5% than the Notice
            Percentage included in the immediately preceding Repurchase Notice (or, in the case of the first such Repurchase Notice, greater than the Notice Percentage as of the date hereof). The "NOTICE PERCENTAGE" as of any day is the fraction, expressed as a percentage, the numerator of which is the Number of Shares and the denominator of which is the number of Shares outstanding on such day;

      (j) the Company is not on the date hereof engaged in a distribution, as such term is used in Regulation M under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), of any securities of the Company, other than a distribution meeting the requirements of the exception set forth in Rules 101(b)(10) and 102(b)(7) of Regulation
            M. The Company shall not, until the second Scheduled Exchange Business Day immediately following the Trade Date, engage in any such distribution;

      (k) the Company is not entering into this Transaction to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Exchange Act;

      (l) the Company represents that it could have purchased Shares, in an amount equal to the Number of Shares, on the Exchange or otherwise, in compliance with applicable law, its organizational documents and any orders, decrees, contractual agreements binding upon the Company, on the Trade Date;

      (m) In the event the sale of Convertible Notes is not consummated with the initial purchasers for any reason by the close of business in New York on May 17, 2007 (or such later date as agreed upon by the parties) (May 17, 2007 or such later date as agreed upon being the "EARLY UNWIND DATE"), this Transaction shall automatically terminate (the "EARLY UNWIND"), on the Early Unwind Date and (i) the Transaction and all of the respective rights and obligations of Bear Stearns and the Company under the Transaction shall be cancelled and terminated and (ii) each party shall be released and discharged by the other party from and agrees not to make any claim against the other party with respect to any obligations or liabilities of the other party arising out of and to be performed in connection with the Transaction either prior to or after the Early Unwind Date; provided that, unless the sale of Convertible Notes is not consummated with the initial purchasers for any reason other than as a result of breach of the Purchase Agreement by the initial purchasers, the Company shall purchase from Bear Stearns on the Early Unwind Date all Shares, if any, purchased by Bear Stearns or one or more of its affiliates and reimburse Bear Stearns for any costs or expenses (including market losses) relating to the unwinding of its Hedging Activities in connection with the Transaction (including any loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position, all of which, for the avoidance of doubt shall be subject to applicable principles of law relating to the duty to mitigate damages). The amount of any such reimbursement


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            shall be determined by Bear Stearns in its sole good faith discretion. Bear Stearns shall notify the Company of such amount and the Company shall pay such amount in immediately available funds on the Early Unwind Date. Bear Stearns and the Company represent and acknowledge to the other that, subject to the proviso included in this paragraph, upon an Early Unwind, all obligations with respect to the Transaction shall be deemed fully and finally discharged; and

      (n)   The representations and warranties of Counterparty set forth in
            Section 3 of the Agreement and Section 4 of the purchase agreement of even date herewith among the Company, Bear, Stearns & Co. Inc. and Banc of America Securities LLC as representatives of the Initial Purchasers (the "Purchase Agreement") are true and correct as of the Trade Date and, the Effective Date and are hereby deemed to be repeated to Dealer as if set forth herein.

Neither party may transfer any of its rights or obligations under the Transaction without the prior written consent of the non-transferring party; provided that Bear Stearns may transfer or assign without any consent of the Company its rights and obligations hereunder, in whole or in part, to any of its affiliates that are not less creditworthy than Bear Stearns (or that benefit from a guarantee issued by The Bear Stearns Companies Inc. ("BSC") or another affiliate not less creditworthy than BSC); provided further at any time at which the Delivery Equity Percentage exceeds 9.0%, if Bear Stearns, in its discretion, is unable to effect a transfer or assignment to a third party after its commercially reasonable efforts on pricing terms reasonably acceptable to Bear Stearns such that the Delivery Equity Percentage is reduced to 9.0% or less, Bear Stearns may designate any Scheduled Trading Day as an Early Termination Date with respect to a portion (the "SECTION 13 TERMINATED PORTION") of the Transaction, such that the Delivery Equity Percentage following such partial termination will be equal to or less than 9.0%.

In the event that Bear Stearns so designates an Early Termination Date with respect to a Section 13 Terminated Portion, a payment shall be made pursuant to
Section 6 of the Agreement as if (i) an Early Termination Date had been designated in respect of a Transaction having terms identical to this Transaction and a Number of Shares equal to the Section 13 Terminated Portion, as the case may be, (ii) the Company shall be the Affected Party with respect to such partial termination and (iii) such Transaction shall be the only Terminated Transaction.

The "DELIVERY EQUITY PERCENTAGE" as of any day is the fraction, expressed as a percentage, (A) the numerator of which is the sum of (i) the number of Shares that Bear Stearns "beneficially owns" (within the meaning of Section 13 of the Exchange Act) on such day, other than any Shares so owned as a hedge of the Transaction, and (ii) the Number of Shares and (B) the denominator of which is the number of Shares outstanding on such day.

If upon advice of outside counsel to comply with respect to applicable legal and regulatory requirements, including any requirements relating to Bear Stearns's Hedging Activities hereunder, Bear Stearns reasonably determines that it would not be practicable or advisable to deliver, or to acquire Shares to deliver, any or all of the Shares to be delivered by Bear Stearns on a Settlement Date for the Transaction, Bear Stearns may, by notice to the Company on or prior to any


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Settlement Date (a "NOMINAL SETTLEMENT DATE"), elect to deliver the Shares on two or more dates (each, a "STAGGERED SETTLEMENT DATE") as follows:

            (i) in such notice, Bear Stearns will specify to the Company the related Staggered Settlement Dates following the Nominal Settlement Date) and the number of Shares that it will deliver on each Staggered Settlement Date;

            (ii) the aggregate number of Shares that Bear Stearns will deliver to the Company hereunder on all such Staggered Settlement Dates will equal the number of Shares that Bear Stearns would otherwise be required to deliver on such Nominal Settlement Date;

            (iii) if the Settlement terms set forth above were to apply on the
                  Nominal Settlement Date, then the Settlement terms will apply on each Staggered Settlement Date, except that the Shares to be delivered will be allocated among such Staggered Settlement Dates as specified by Bear Stearns in the notice referred to in clause (i) above; and

            (iv) if the Company declares a dividend or other distribution with respect to Shares with an ex dividend date falling on or after a Nominal Settlement Date and prior to a Staggered Settlement Date, then in addition to any Shares it delivers on such a Staggered Settlement Date, Bear Stearns shall deliver to the Company the amount of such dividend or other distribution in respect of such Shares on the Exchange Business Day next following its receipt of such dividend or distribution.

6.    Additional Provisions.

      (a)   Amendments to the Equity Definitions:

            (i) Section 12.6(a)(ii) of the Equity Definitions is hereby amended by (1) deleting from the fourth line thereof the word "or" after the word "official" and inserting a comma therefor, and (2) deleting the semi-colon at the end of subsection (B) thereof and inserting the following words therefor "or (C) at Bear Stearns's option, the occurrence of any of the events specified in Section 5(a)(vii) (1) through (9) of the ISDA Master Agreement with respect to that Issuer."

      (b) Notwithstanding anything to the contrary in this Confirmation, upon the occurrence of one of the following events, with respect to this Transaction, (1) Bear Stearns shall have the right to designate such event an Additional Termination Event and designate an Early Termination Date pursuant to Section 6(b) of the Agreement, and (2) Company and Bear Stearns shall be the Affected Parties and the Transaction shall be deemed the sole Affected Transaction (provided that in no event shall Bear Stearns be liable to the Company for any special or consequential damages):



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            (i)   Company sells, leases or otherwise transfers in one
                  transaction or a series of transactions all or substantially all of the assets of Company and its subsidiaries, taken as a whole, to any person other than Company or any of its subsidiaries;

            (ii) A "person" or "group" within the meaning of Section 13(d) of the Exchange Act other than L-1, its subsidiaries or their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, of L-1's common equity representing more than 50% of the ordinary voting power of its common equity;

            (iii) Consummation of any share exchange, consolidation or merger of
                  L-1 pursuant to which its common stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of L 1's and L-1's subsidiaries' assets, taken as a whole, to any person other than one of its subsidiaries; or

            (iv) Bear Stearns, despite using commercially reasonable efforts, is unable or reasonably determines that it is impractical or illegal, to hedge its obligations pursuant to this Transaction in the public market without registration under the Securities Act of 1933, as amended (the "SECURITIES ACT") or as a result of any legal, regulatory or self-regulatory requirements or related policies and procedures (whether or not such requirements, policies or procedures are imposed by law or have been voluntarily adopted by Bear Stearns).

      (c) Notwithstanding Section 7 of the Agreement, the parties hereby agree and acknowledge that concurrently with the consummation of the Reorganization Transaction (as defined under the Purchase Agreement), L-1 Holding Co. will change its name to "L-1 Identity Solutions, Inc." and all rights and obligations of Company hereunder shall be assigned thereto. The parties agree that no further action hereunder will be required to effect such assignment.

The Agreement, this Confirmation, each Supplemental Confirmation and all matters arising in connection with the Agreement, this Confirmation and each Supplemental Confirmation shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (without reference to its choice of laws doctrine).

The Company hereby agrees (a) to check this Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Bear Stearns correctly sets forth the terms of the agreement between Bear Stearns and the Company with respect to the Transaction to which this Confirmation relates, by manually signing this Confirmation or this page hereof as evidence of agreement to such terms and providing the other


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information requested herein and immediately returning an executed copy to
Equity Derivatives Documentation Department, Facsimile No. (212) 272 9857.

































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                                          Yours faithfully


                                          By:  /s/  James Kern
                                              -------------------------------
                                                     Authorized Signatory

Agreed and Accepted By:
L-1 IDENTITY SOLUTIONS, INC.


By:  /s/  Vincent A. D'Angelo
   -------------------------------
Name:   Vincent A. D'Angelo
Title:  Senior Vice President, Finance
        and Chief Accounting Officer
























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Acknowledged
L-1 HOLDING CO.


By:  /s/  Vincent A. D'Angelo
   -------------------------------
Name:   Vincent A. D'Angelo
Title:  Senior Vice President, Finance
        and Chief Accounting Officer
































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